UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2015

MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(804) 887-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure

On March 23, 2015, the Company issued a press release reporting that its Board of Directors approved a share repurchase program which authorizes the Company to purchase up to $120,000,000 of its outstanding shares of common stock. Purchases under the Company’s repurchase program may be made from time to time in the open market, through privately negotiated transactions or otherwise, subject to the Company obtaining a necessary waiver or amendment under its senior secured credit facility or otherwise being in compliance with the applicable restrictions under its credit facility. The share repurchase program will expire on December 31, 2015, unless extended by the board of directors. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.     Description

99.1                 Press release issued by Media General, Inc. on March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date: March 24, 2015
/s/ Timothy J. Mulvaney
Timothy J. Mulvaney
Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.      Description

99.1                   Press release issued by Media General, Inc. on March 23, 2015.